Exhibit 4.1

THIRD AMENDMENT TO 364-DAY CREDIT AGREEMENT

THIS THIRD AMENDMENT TO 364-DAY CREDIT AGREEMENT (this “Amendment”), dated as of January 22, 2004, is entered into among MEDTRONIC, INC., a Minnesota corporation (the “Borrower”), the Subsidiaries of the Borrower listed on the signature pages hereto (individually a “Guarantor”, collectively the “Guarantors”), the Lenders identified on the signature pages hereto (the “Lenders”), and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).  Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement described below.

W I T N E S S E T H

WHEREAS, the Borrower, the Guarantors, the Lenders, and the Administrative Agent entered into that certain 364-Day Credit Agreement dated as of January 24, 2002, as amended by that certain First Amendment to 364-Day Credit Agreement dated as of August 21, 2002 and that certain Second Amendment to 364-Day Credit Agreement dated as of January 23, 2003 (as previously amended, modified, restated or supplemented from time to time, the “Existing Credit Agreement”); and

WHEREAS, the Borrower and the Lenders have agreed to amend certain provisions of the Existing Credit Agreement as more fully set forth below; and

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1      Certain Definitions.  Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

“Amended Credit Agreement” means the Existing Credit Agreement as amended hereby.

“Amendment No. 3 Effective Date” is defined in Subpart 3.1.

SUBPART 1.2      Other Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Amendment No. 3 Effective Date, the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1      Amendments to Section 1.01.  Section 1.01 of the Existing Credit Agreement is hereby amended in the following respects:

(a)                                  The definition of “Availability Period” is hereby amended in its entirety to read as follows:

“Availability Period” means the period from and including January 22, 2004 to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

(b)                                 The definition of “Commitment Termination Date” is hereby amended in its entirety to read as follows:

“Commitment Termination Date” shall mean January 20, 2005.

SUBPART 2.2      Replacement of Schedules.  Schedule 2.01 of the Existing Credit Agreement is hereby deleted in its entirety and a new Schedule 2.01 attached hereto is substituted therefor.

PART 3

CONDITIONS TO EFFECTIVENESS

SUBPART 3.1      Amendment No. 3 Effective Date.  This Amendment shall be and become effective as of the date hereof (the “Amendment No. 3 Effective Date”) when all of the conditions set forth in this Part 3 shall have been satisfied.

SUBPART 3.2      Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Guarantors, the Lenders and the Administrative Agent.

SUBPART 3.3      Fees and Expenses.  The Borrower shall have paid all fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and the other transactions contemplated herein including, without limitation, the reasonable legal fees and expenses of Moore & Van Allen PLLC, counsel to the Administrative Agent.

SUBPART  3.4     Other Items.  The Administrative Agent shall have received such other documents, agreements or information as may be reasonably requested by the Administrative Agent.

PART 4

MISCELLANEOUS

SUBPART 4.1      Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment, (a) no Default or Event of Default exists under the Amended Credit Agreement and (b) the representations and warranties set forth in Section 3 of the Existing Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

SUBPART 4.2      Reaffirmation of Obligations.  The Borrower hereby ratifies the Amended Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Amended Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Amended Credit Agreement.

SUBPART 4.3                 Cross-References.  References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

SUBPART 4.4      Instrument Pursuant to Existing Credit Agreement.  This Amendment is executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Existing Credit Agreement.

SUBPART 4.5      References in Other Credit Documents.  At such time as this Amendment shall become effective pursuant to the terms of Subpart 3.1, all references to the “Credit Agreement” in the Credit Documents shall be deemed to refer to the Existing Credit Agreement as amended by this Amendment.

SUBPART 4.6      Counterparts/Telecopy.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of executed counterparts of the Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

SUBPART 4.7      Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

SUBPART 4.8      Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SUBPART 4.9      General.  Except as amended hereby, the Existing Credit Agreement and all other credit documents shall continue in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the 364- Day Credit Agreement as of the date first above written.

Schedule 2.01

LENDER ADDRESSES AND COMMITMENTS

364-DAY REVOLVING CREDIT FACILITY

Lender		Revolving Loan Commitment	Revolving Loan Percentage

Bank of America, N.A.		$50,000,000	10.000000000%
101 N. Tryon Street
NC1-001-15-04
Independence Center, 15th floor
Charlotte, NC 28255
Attn: Elizabeth Garver
Phone:	(704) 386-8451
Fax:	(704) 409-0004

Deutsche Bank AG New York Branch		$44,000,000	8.800000000%
60 Wall Street, 11th Floor
New York, NY 10006
Attn: Patrick Dutilly
Phone:	(212) 250-6696
Fax:	(212) 797-4344

Deutsche Bank AG New York Branch
90 Hudson Street
Jersey City, NJ 07302
Attn: Ann Renee Denora
Phone:	(201) 593-2121
Fax:	(201) 593-2313

SunTrust Bank		$20,000,000	4.000000000%
201 4th Avenue North
3rd Floor
Nashville, TN 37219
Attn: Leigh Anne Gregory
Phone:	(615) 740-5461
Fax:	(615) 748-4611

SunTrust Bank
201 4th Avenue North
3rd Floor
Nashville, TN 37219
Attn: Brooks Hubbard
Phone:	(615) 748-4465
Fax:	(615) 748-5269

Bank One N.A.		$36,000,000	7.200000000%
111 E Wisconsin Ave., 4th Floor
Milwaukee, WI 53202
Attn: Anthony Maggiore
Phone:	(414) 765-3111
Fax:	(414) 765-2625

Bank One N.A.
1 Bank One Plaza
Suite 1L 1-0364
Chicago, IL 60670-0364
Attn: Dana Jurgens
Phone:	(312) 325-3207
Fax:	(312) 325-3070

U.S. Bank National Association		$36,000,000	7.200000000%
800 Nicollett Mall
Minneapolis, MN 55402
Attn: Karen Johnson
Phone:	(612) 303-3764
Fax:	(612) 303-2265

U.S. Bank National Association
800 Nicollett Mall
Minneapolis, MN 55402
Attn: Karen Weathers
Phone:	(612) 303-3764
Fax:	(612) 303-2265

KeyBank National Association		$30,000,000	6.000000000%
601 108th Ave. NE
Bellevue, WA 98004
Attn: Christopher Swindell
Phone:	(425) 709-4575
Fax:	(425) 709-4565

KeyBank National Association
127 Public Square
OH-01-27-0606
Cleveland, OH 44114
Attn: Terri Zalewski
Phone:	(216) 689-3518
Fax:	(216) 689-4981

Mizuho Corporate Bank, Ltd.		$49,000,000	9.800000000%
1251 Avenue of the Americas
New York, NY 10020
Attn: Greg Botshon
Phone:	(212) 282-3583
Fax:	(212) 354-7205

Mizuho Corporate Bank, Ltd.
227 West Monroe St.
Suite 2600
Chicago, IL 60606
Attn: Richard J. Dunning
Phone:	(312) 855-8261
Fax:	(312) 855-9275

Citicorp USA, Inc. 233 South Wacker Drive Sears Tower, Floor 86 Chicago, IL 60606 Attn: Andrew Eick		$20,000,000	4.000000000%
Phone:	(312) 876-3259
Fax:	(312) 876-3288

Citicorp USA, Inc. 233 South Wacker Drive Sears Tower, Floor 86 Chicago, IL 60606 Attn: Lesley Noer
Phone:	(312) 876-3277
Fax:	(312) 876-3289

The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch 227 West Monroe Street Suite 2300 Chicago, IL 60606 Attn: Janice Henning		$36,000,000	7.200000000%
Phone:	(312) 696-4710
Fax:	(312) 696-4532

The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch 601 Carlson Parkway Suite 370 Minnetonka, MN 55305 Attn: Patrick McCue
Phone:	(952) 473-6110
Fax:	(952) 473-5152

Wells Fargo Bank, National Association 201 Third Street San Francisco, CA 94103 Attn: Ginnie Padgett		$34,000,000	6.800000000%
Phone:	(415) 477-5378
Fax:	(415) 477-9489

Wells Fargo Bank , National Association Sixth and Marquette MAC: N9305-031 Minneapolis, MN 55479 Attn: Allison Gelfman
Phone:	(612) 316-1402
Fax:	(612) 667-2276

Royal Bank of Canada New York Branch One Liberty Plaza 3rd Floor 165 Broadway New York, NY 10006-1404 Attn: Karim Amr		$34,000,000	6.800000000%
Phone:	(212) 428-6369
Fax:	(212) 428-2372

With a copy to: Attn: Gordon MacArthur
Phone:	(212) 428-2324
Fax:	(212) 428-6459

Fleet National Bank 100 Federal Street 10th Floor Boston, MA 02110 Attn: Christopher Murphy		$39,000,000	7.800000000%
Phone:	(617) 434-5231
Fax:	(617) 434-0800

Fleet National Bank 100 Federal Street 10th Floor Boston, MA 02110 Attn: Bart Coughlin
Phone:	(617) 434-6188
Faax:	(617) 434-2472

BNP Paribas 209 S. LaSalle Street Suite 500 Chicago, IL 60604 Attn: Catherine Lui		$36,000,000	7.200000000%
Phone:	(312) 977-1386
Fax:	(312) 977-2234

BNP Paribas 209 S. LaSalle Street Suite 500 Chicago, IL 60604 Attn: Jo Ellen Bender
Phone:	(312) 977-2225
Fax:	(312) 977-1380

The Northern Trust Company 10 South LaSalle Chicago, IL 60675 Attn: Dan Boote		$16,000,000	3.200000000%
Phone:	(312) 557-4076
Fax:	(312) 444-5055

ABN AMRO Bank N.V. 55 E. 52nd Street New York, NY 10055 Attn: Timothy Brown		$20,000,000	4.000000000%
Phone:	(212) 251-3616
Fax:	(212) 409-1641

ABN AMRO Bank N.V. 135 S. LaSalle Street Chicago, IL 60603 Attn: Peter Hallan
Phone:	(312) 904-2261
Fax:	(312) 606-8425

Total		$500,000,000	100%